--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM T-1

    STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                      TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                 ---------------

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                                        75-2353745
                (State of incorporation              (I.R.S. employer
                if not a national bank)             identification No.)

               2001 Ross Ave, Suite 2700                   75201
                     Dallas, Texas                      (Zip Code)
                 (Address of trustee's
             principal executive offices)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                            2001 Ross Ave, Suite 2700
                               Dallas, Texas 75201
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)
                                 ---------------
                             Chandler (U.S.A.), Inc.
               (Exact name of obligor as specified in its charter)

                       Oklahoma                          73-1325906
            (State or other jurisdiction of           (I.R.S. employer
            incorporation or organization)           identification No.)

                  1010 Manvel Avenue
                 Chandler, Oklahoma                         74834
       (Address of principal executive offices)          (Zip Code)

                                 ---------------
                         __% Senior Debentures due 2014
                       (Title of the indenture securities)

--------------------------------------------------------------------------------

                                     GENERAL

1.       GENERAL INFORMATION.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                   Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                            (Board of Governors of the Federal Reserve System)
                   Federal Deposit Insurance Corporation, Dallas, Texas
                   The Office of the Comptroller of the Currency, Dallas, Texas

         (b) Whether it is authorized to exercise corporate trust powers.

                   The Trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

3.       VOTING SECURITIES OF THE TRUSTEE.

         Furnish the following information as to each class of voting securities of the Trustee:

                              As of April 12, 1999
--------------------------------------------------------------------------------

                        Col A.                                 Col B.
--------------------------------------------------------------------------------

                    Title of Class                       Amount Outstanding
--------------------------------------------------------------------------------

       Capital Stock - par value $100 per share             5,000 shares

4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

         Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

         Not Applicable

6.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

         Not Applicable

7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

         Not Applicable

8.       SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

         Not Applicable

9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

         Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

         Not Applicable

12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

         Not Applicable

13.      DEFAULTS BY THE OBLIGOR.

         Not Applicable

14.      AFFILIATIONS WITH THE UNDERWRITERS.

         Not Applicable

15.      FOREIGN TRUSTEE.

         Not Applicable

16.      LIST OF EXHIBITS.

         T-1.1   -    A copy of the Articles of Association of U.S. Trust
                      Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement,
                      Registration No. 22-21897.

16.      (con't.)

         T-1.2   -    A copy of the certificate of authority of the Trustee to
                      commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration
                      No. 22-21897.

         T-1.3   -    A copy of the authorization of the Trustee to exercise
                      corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement,
                      Registration No. 22-21897.

         T-1.4   -    A copy of the By-laws of the U.S. Trust Company of
                      Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement,
                      Registration No. 22-21897.

         T-1.6   -    The consent of the Trustee required by Section 321(b) of
                      the Trust Indenture Act of 1939.

         T-1.7   -    A copy of the latest report of condition of the Trustee
                      published pursuant to law or the requirements of its supervising or examining authority.


                                          NOTE

As of April 12, 1999, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of April 12, 1999, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,594,551 shares of $5 par value Common Stock as of April 12, 1999.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                 ---------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 12th day of April, 1999.

                                        U.S. Trust Company
                                        of Texas, N.A., Trustee



                                        By: /s/ Melissa Scott
                                            --------------------------------
                                                Melissa Scott
                                                Vice President

                                                                   Exhibit T-1.6



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Chandler (U.S.A.), Inc., Senior Debentures, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                        U.S. Trust Company of Texas, N.A.



                                        By: /s/ Melissa Scott
                                            -------------------------------
                                             Melissa Scott
                                             Vice President

                                                                   Exhibit T-1.7


                                                        Board of Governors of the Federal Reserve System
                                                        OMB Number:  7100-0036
                                                        Federal Deposit Insurance Corporation
                                                        OMB Number: 3064-005
                                                        Office of the Comptroller of the Currency
Federal Financial Institutions Examination Council      OMB Number:  1557-0081
                                                        Expires March 31, 2001

----------------------------------------------------------------------------------------------------------------

                                                         (1)
                                                        Please Refer to Page I,
(LOGO)                                                  Table of Contents, for
                                                        the required disclosure
                                                        of estimated burden.

----------------------------------------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION
AND INCOME FOR A BANK WITH DOMESTIC
OFFICES ONLY AND TOTAL ASSETS OF LESS
THAN $100 MILLION  - -  FFIEC  033

REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 1998      (19980630)
                                                        ------------
                                                        (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324
(State member banks); 12 U.S.C. Section 1817 (State
nonmember banks); and 12 U.S.C. Section 161             This report form is to be filed by banks with
(National banks).                                       domestic offices only. Banks with branches and
                                                        consolidated subsidiaries in U.S. territories and
                                                        possessions, Edge or Agreement subsidiaries, foreign
                                                        branches, consolidated foreign subsidiaries, or
                                                        International Banking Facilities must file FFIEC 031.

----------------------------------------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be       The Reports of Condition and Income are to be
signed by an authorized officer and the Report of       prepared in accordance with Federal regulatory
Condition must be attested to by not less than two      authority instructions. NOTE: these instructions may
directors (trustees) for State nonmember banks and      in some cases differ from generally accepted
three directors for State member and National Banks.    accounting principles.

                                                        We, the undersigned directors (trustees), attest to
I,  Alfred B. Childs, Svp & Cashier                     the correctness of this Report of Condition
    ---------------------------------                   (including the supporting schedules) and declare
    Name and Title of  Officer Authorized to            that it has been examined by us and to the best of
    Sign Report                                         our knowledge and belief has been prepared in
                                                        conformance with the instructions issued by the
                                                        appropriate Federal regulatory authority and is true
                                                        and correct.

of the named bank do hereby declare that these
Reports of Condition and Income (including the
supporting schedules) have been prepared in
conformance with the instructions issued by the
appropriate Federal regulatory authority and are
true to the best of my knowledge and belief.            /s/ William Goodwin
                                                        ------------------------------
                                                        Director (Trustee)


/s/ Alfred B. Childs                                    /s/ Stuart M. Pearman
-------------------------                               ------------------------------
Signature of Officer Authorized to Sign Report          Director (Trustee)


October 21, 1998                                        /s/ J. T. Moore, Jr.
-------------------------                               ------------------------------
Date of Signature                                       Director (Trustee)

SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and     For electronic filing assistance, contact EDS Call
Income either:                                          Report Services, 2150 North Prospect Avenue,
                                                        Milwaukee, WI 53202, telephone (800) 255-1571.
in electronic form and then file the computer data
     file directly with the banking agencies'
     collection agent, Electronic Data Systems          To fulfill the signature and attestation requirement
     Corporation (EDS), by modem or on computer         for the Reports of Condition and Income for this
     diskette; or                                       report date, attach this signature page to the
in   hard-copy (paper) form and arrange for another     hard-copy record of the completed report that the
     party to convert the paper report to electronic    bank places in its files.
     form. That party (if other than EDS) must
     transmit the bank's computer data file to EDS.

----------------------------------------------------------------------------------------------------------------

FDIC Certificate Number    33217                        Us Trust Company of Texas, National Association
                        -----------                     -----------------------------------------------
                        (RCRI 9050)                     Legal Title of Bank (TEXT 9010)

                                                        Dallas
                                                        -----------------------------------------------
                                                        City (TEXT 9130)

                                                        TX                               75201
                                                        -----------------------------------------------
                                                        State Abbrev. (TEXT 9200)  Zip Code. (TEXT 9220)


BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, FEDERAL DEPOSIT INSURANCE CORPORATION, OFFICE OF THE COMPTROLLER OF THE CURRENCY

                                     Call Date:         09/30/98       State #: 48-6797   FFIEC  033
U.S. TRUST COMPANY OF TEXAS, N.A.      Vendor ID:                 D    Cert #:  33217     RC-1
2001 ROSS AVENUE, SUITE 2700           Transit #:        11101765
DALLAS, TX  75201
                                                                                             9


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                           C200

                                                                                                 DOLLAR AMOUNTS IN THOUSANDS
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS

 1.     Cash and balances due from depository institutions:                                                 RCON
                                                                                                            ----
        a.  Noninterest-bearing balances and currency and coin (1,2) .............                          0081          956   1.a
                                                                                     ------      ------               -------
        b.  Interest bearing balances (3) ........................................                          0071        1,375   1.b
                                                                                     ------      ------               -------
 2.     Securities:
        a.  Held-to-maturity securities (from Schedule RC-B, column A) ...........                          1754            0   2.a
                                                                                     ------      ------               -------
        b.  Available-for-sale securities (from Schedule RC-B, column D) .........                          1773      117,282   2.b
                                                                                     ------      ------               -------
 3.     Federal funds sold (4) and securities purchased under agreements to resell:                         1350        5,000   3
                                                                                                                      -------
 4.     Loans and lease financing receivables:                                       RCON
                                                                                     ----
        a.  Loans and leases, net of unearned income (from Schedule RC-C) ........    2122       20,749                         4.a
                                                                                                 ------
        b.  LESS:  Allowance for loan and lease losses ...........................    3123          230                         4.b
                                                                                                 ------
        c.  LESS:  Allocated transfer risk reserve ...............................    3128            0                         4.c
                                                                                                 ------

                                                                                                            RCON       21,252
                                                                                                            ----      -------
        d.  Loans and leases, net of unearned income, allowance, and reserve
             (item 4.a minus 4.b and 4.c) ........................................                          2125                4.d
                                                                                     ------      ------               -------
 5.     Trading assets ...........................................................                          3545            0   5.
                                                                                     ------      ------               -------
 6.     Premises and fixed assets (including capitalized leases) .................                          2145          669   6.
                                                                                     ------      ------               -------
 7.     Other real estate owned (from Schedule RC-M) .............................                          2150            0   7.
                                                                                     ------      ------               -------
 8.     Investments in unconsolidated subsidiaries and associated companies
        (from Schedule RC-M) .....................................................                          2130            0   8.
                                                                                     ------      ------               -------
 9.     Customers' liability to this bank on acceptances outstanding .............                          2155            0   9.
                                                                                     ------      ------               -------
10.     Intangible assets (from Schedule RC-M) ...................................                          2143            0  10.
                                                                                     ------      ------               -------
11.     Other assets (from Schedule RC-F) ........................................                          2160        1,921  11.
                                                                                     ------      ------               -------
12.     Total assets (sum of items 1 through 11) .................................                          2170      148,455  12.
                                                                                     ------      ------               -------

(1) Includes cash items in process of collection and unposted debits.
(2) Included time certificates of deposit not held for trading.

                                     Call Date:         09/30/98       State #: 48-6797   FFIEC  033
U.S. TRUST COMPANY OF TEXAS, N.A.      Vendor ID:                 D    Cert #:  33217     RC-2
2001 ROSS AVENUE, SUITE 2700           Transit #:        11101765
DALLAS, TX  75201
                                                                                             10


SCHEDULE RC - CONTINUED

                                                                                               DOLLAR AMOUNTS IN THOUSANDS
---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES

13.     Deposits:
                                                                                                          RCON
                                                                                                          ----
        a.  In domestic offices (sum of totals of
             columns A and C from Schedule RC-E) .................................   RCON                 2200      119,853  13.a
                                                                                     ----                           -------
             (1)  Noninterest-bearing (1) ........................................   6631      10,673                        13.a.1
                                                                                              -------
             (2)  Interest-bearing ...............................................   6636     109,180                        13.a.2
                                                                                              -------
        b.    In foreign offices, Edge and Agreement subsidiaries, and IBFs
             (1)  Noninterest-bearing ............................................
             (2)  Interest-bearing ...............................................
14.     Federal funds purchased(2)  and securities sold under agreements
        to repurchase:                                                                                    RCON            0  14
                                                                                                          ----      -------
                                                                                                          2800
15.     a.  Demand notes issued to the U.S. Treasury .............................                        2840            0  15.a
                                                                                    ------     ------               -------
        b.  Trading liabilities ..................................................                        3548            0  15.b
                                                                                    ------     ------               -------
16. Other borrowed money:
        a.  With a remaining maturity of one year or less ........................                        2332        1,000  16.a
                                                                                    ------     ------               -------
        b. With a remaining maturity of more than one year through three
        years ....................................................................                        A547        2,000  16.b
                                                                                    ------     ------               -------
        c. With a remaining maturity of more than three years ....................                        A548        1,000  16.c
                                                                                    ------     ------               -------
17.     Not applicable
18.     Bank's liability on acceptances executed and outstanding .................                        2920            0  18.
                                                                                    ------     ------               -------
19.     Subordinated notes and debentures ........................................                        3200            0  19.
                                                                                    ------     ------               -------
20.     Other liabilities (from Schedule RC-G) ...................................                        2930        2,493  20.
                                                                                    ------     ------               -------
21.     Total liabilities (sum of items 13 through 20) ...........................                        2948      126,346  21.
                                                                                    ------     ------               -------
22.     Not applicable
EQUITY CAPITAL

                                                                                                          RCON        7,000  23.
                                                                                                          ----
23.     Perpetual preferred stock and related surplus ............................                        3838
                                                                                    ------     ------               -------
24.     Common stock .............................................................                        3230          500  24.
                                                                                    ------     ------               -------
25.     Surplus (exclude all surplus related to preferred stock) .................                        3839        8,384  25.
                                                                                    ------     ------               -------
26.     a.  Undivided profits and capital reserves ...............................                        3632        5,261  26.a
                                                                                    ------     ------               -------
        b.  Net unrealized holding gains (losses) on available-for-sale
        securities ...............................................................                        8434          964  26.b
                                                                                    ------     ------               -------

27.     Cumulative foreign currency translation
        adjustments ..............................................................

28.     Total equity capital (sum of items 23 through 27) ........................                        3210       22,109  28.
                                                                                    ------     ------               -------
29.     Total liabilities and equity capital (sum of items 21 and 28) ............                        2257      148,455  29.
                                                                                    ------     ------               -------

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.                                                NUMBER
 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as
      of any date during 1997                                                                             6724          N/A  M.1
                                                                                                                    -------


1 = Independent audit of the bank conducted in accordance             4 = Directors' examination of the bank performed by other
      with generally accepted auditing standards by certified                external auditors (may be required by state chartering
      public accounting firm which submits a report on the  bank             authority)
2 = Independent audit of the bank's parent holding company            5 = Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing               auditors
      standards by a certified public accounting firm which           6 = Compilation of the bank's financial statements by
      submits a report on the consolidated holding company (but              external auditors
      not on the bank separately)                                     7 = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in accordance               work)
       with generally accepted auditing standards by a certified      8 = No external audit work
       public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.